EXHIBIT 16
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                 [Karlins, Fuller, Arnold & Klodosky P.C. Letterhead]





                                    April 28, 1997


          American Eco Corporation
          11011 Jones Road
          Houston, Texas 77070

          Gentlemen:

               We have read the statements made by American Eco Corporation (the "Company") in its Annual Report on Form 10-K for the year ended November 30, 1996, concerning the resignation of this firm as independent accountants of the Company effective May 7, 1997, and we concur with such statements.

          Sincerely,


          Karlins, Fuller, Arnold & Klodosky, P.C.


          /s/ Michael Karlins
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          Michael Karlins, CPA